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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes an emphasis of a matter paragraph relating to a standstill and consent agreement with the principal holders of BGLS 15.75% Senior Secured Notes, dated March 27, 1997, except for Note 20, as to which the date is January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report appears in the Annual Report on Form 10-K/A No. 2 of Brooke Group Ltd. for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated March 21, 1997 on our audits of the consolidated financial statements and financial statement schedules of New Valley Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years then ended, which report appears in the Annual Report on Form 10-K/A No. 2 of Brooke Group Ltd. and Subsidiaries for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.

Miami, Florida
January 30, 1998